Exhibit 99.1

Lime Energy Co. Reports Results for

Three and Nine Month Period Ended September 30, 2015

WOODBRIDGE, NJ, November 12, 2015—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three- and nine-month periods ended September 30, 2015. “We are proud of the company that we have built and, with consecutive quarters that demonstrate the improved performance that we had targeted for 2015, we believe that we are moving in the right direction,” said Adam Procell, Lime Energy President & CEO. “The utility industry is undergoing disruptive change, and energy efficiency is poised to take its rightful place at the top of the list of clean energy solutions.  We feel strongly that we have selected the right areas of focus and we like our leadership position in commercial building energy services. We will continue to innovate and build a company that will be relevant for the long term.”

Results for the three-month period ended September 30, 2015

(All comparisons are to the third quarter of 2014.)

•                  Consolidated revenue from continuing operations, including from our recent acquisition of EnerPath, increased $16.6 million, or 106.4%, to $32.2 million.

•                  Gross profit increased $6.2 million, or 127.5%, to $11.0 million. Gross profit margin improved from 31.1% to 34.3%.

•                  SG&A expenses increased $4.5 million, or 91.4%, to $9.4 million. With the acquisition of EnerPath, our combined SG&A expenses as a percentage of revenue declined to 29.1% for the third quarter of 2015, as compared to 31.4% for the same period in 2014. SG&A expenses for the third quarter included $65 thousand of legal expenses related to the restatement we completed in July 2013, stockholder lawsuits, and the SEC investigation, compared to $94 thousand in the prior- year period.

•                  Income from continuing operations increased to income of $1.9 million from a loss of $45 thousand.

•                  Income (loss) from discontinued operations decreased $182 thousand, or 133.8%, to a loss of $46 thousand, from income of $136 thousand.

•                  Net income increased $1.7 million, or 1892.3%, to $1.8 million from $91 thousand.

•                  Basic earnings per share from continuing operations increased $0.30 to $0.15 from a loss of $0.15. Diluted earnings per share from continuing operations increased $0.20 to $0.05 from a loss of $0.15.  Basic and diluted earnings per share from discontinued operations declined $0.04 to $0.00 from earnings per share of $0.04. Basic net earnings per share increased $0.26 to $0.15 from a loss per share of $0.11. Diluted net earnings per share increased $0.16 to $0.05 from a loss per share of $0.11. The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits, and SEC investigation contributed $0.00 and $0.03 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended September 30, 2015 and 2014.

•                  Adjusted EBITDA increased $1.4 million, or 754.3%, to $1.6 million from $186 thousand.

•                  Excluding acquisition costs, expenses related to the restatement, costs of defense of stockholder lawsuits, and costs and expenses related to the SEC investigation, adjusted EBITDA would have increased $1.7 million, or 343.7%, to $2.2 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Results for the nine-month period ended September 30, 2015

(All comparisons are to the first half of 2014.)

•                  Consolidated revenue from continuing operations, including from our recent acquisition of EnerPath, increased $41.0 million, or 98.8%, to $82.4 million.

•                  Gross profit increased $14.4 million, or 110.9%, to $27.4 million. Gross profit margin improved from 31.3% to 33.3%.

•                  SG&A expenses increased $10.1 million, or 69.9%, to $24.6 million. With the acquisition of EnerPath, our combined SG&A expenses as a percentage of revenue declined to 29.8% for the first nine months of 2015, as compared to 34.9% for the same period in 2014. SG&A expenses included $287 thousand of legal expenses related to the restatement, stockholder lawsuits, and SEC investigation, compared to $690 thousand in the prior-year period.

•                  Loss from continuing operations decreased $432 thousand, or 30.0%, to $1.0 million.

•                  Income (loss) from discontinued operations decreased by $454 thousand, or 242.8%, to a loss of $267 thousand from income of $187 thousand.

•                  Net loss increased $22 thousand, or 1.8%, to $1.3 million.

•                  Basic and diluted loss per share from continuing operations declined $0.85 to $0.20 from $1.05. The loss per share from discontinued operations increased $0.08 to a loss per share of $0.03 from earnings per share of $0.05. The total net loss per share declined $0.77 to $0.23 from $1.00. The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits, and SEC investigation contributed $0.03 and $0.18 to the basic and diluted loss per share from continuing operations and the total net loss per share for the nine-month periods ended September 30, 2014 and 2015, respectively.

•                  Adjusted EBITDA increased $1.9 million, or 278.7%, to $1.2 million from a loss of $686 thousand.

•                  Excluding acquisition costs, expenses related to the restatement, costs of defense of stockholder lawsuits, costs and expenses related to the SEC investigation, and loss on extinguishment of debt, adjusted EBITDA would have increased $4.5 million, or 4935.2%, to $4.4 million from a loss of $91 thousand.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  During the third quarter, Lime Energy was awarded several contracts under re-competes with existing clients.

•                  We have integrated the technology and product development teams of Lime Energy and EnerPath and are poised to lead the way for innovative technology solutions serving commercial buildings.

•                  We deployed new technology solutions and energy efficiency measures across all of our programs, bringing state-of-the-art solutions including LED lighting to small business customers.

•                  We participated in key regulatory proceedings at the federal and state levels, advocating for energy efficiency as a key solution to environmental and power grid challenges.

•                  We made significant progress toward our previously announced commitment to the White House to implement 1,000 energy efficiency upgrades for small businesses in low- and moderate-income neighborhoods.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands)

	Three Months Ended
	September 30,		Change
	2015	2014	$	%

Revenue	$32,160	$15,585	$16,575	106.4%
Cost of sales	21,125	10,735	10,390	96.8%
Gross profit	11,035	4,850	6,185	127.5%

Selling, general and administrative expenses	9,352	4,887	4,465	91.4%
Acquisition costs	529	—	529	0.0%
Amortization of intangibles	285	—	285	0.0%
Operating income (loss)	869	(37)	906	-2448.6%

Other income (expense), net	993	(8)	1,001	-12512.5%

Income (loss) from continuing operations before income taxes	1,862	(45)	1,907	-4237.8%

Income tax expense	(3)	—	(3)	0.0%

Income (loss) from continuing operations	1,859	(45)	1,904	-4231.1%

(Loss) Income from operation of discontinued business	(46)	136	(182)	-133.8%

Net Income	$1,813	$91	$1,722	1892.3%

Preferred stock dividends	(336)	(521)	185	-35.5%

Net Income (loss) available to common stockholders	$1,477	$(430)	$1,907	-443.5%

Basic earnings (loss) Per Common Share From Continuing operations	$0.15	$(0.15)	$0.30	-200.0%
Discontinued operations	0.00	0.04	(0.04)	-100.0%
Basic Income (loss) Per Common Share	$0.15	$(0.11)	0.26	-236.4%

Weighted Average Common Shares Outstanding - Basic	9,564	3,760

Diluted earnings (loss) Per Common Share From Continuing operations	$0.05	$(0.15)	$0.20	-132.4%
Discontinued operations	0.00	0.04	(0.04)	-100.0%
Diluted Income (loss) Per Common Share	$0.05	$(0.11)	0.16	-142.6%

Weighted Average Common Shares Outstanding - Diluted	17,697	3,760

Adjusted EBITDA	$1,589	$186	$1,403	754.3%

	Nine Months Ended
	September 30,		Change
	2015	2014	$	%

Revenue	$82,409	$41,456	$40,953	98.8%
Cost of sales	55,003	28,462	26,541	93.3%
Gross profit	27,406	12,994	14,412	110.9%

Selling, general and administrative expenses	24,571	14,463	10,108	69.9%
Acquisition costs	1,467	—	1,467	0.0%
Amortization of intangibles	594	—	594	0.0%
Operating income (loss)	774	(1,469)	2,243	-152.7%

Other (expense) income, net	(2,945)	31	(2,976)	-9600.0%

Loss from continuing operations before income taxes	(2,171)	(1,438)	(733)	51.0%

Income tax benefit	1,165	—	1,165	0.0%

Loss from continuing operations	(1,006)	(1,438)	432	-30.0%

(Loss) Income from operation of discontinued business	(267)	187	(454)	-242.8%

Net loss	$(1,273)	$(1,251)	$(22)	1.8%

Preferred stock dividends	(956)	(2,474)	1,518	-61.4%

Net loss available to common stockholders	$(2,229)	$(3,725)	$1,496	-40.2%

Basic and Diluted (loss) earnings Per Common Share From Continuing operations	$(0.20)	$(1.05)	$0.85	-81.0%
Discontinued operations	(0.03)	0.05	(0.08)	-160.0%
Basic and Diluted Loss Per Common Share	$(0.23)	$(1.00)	0.77	-77.0%

Weighted Average Common Shares Outstanding	9,539	3,738

Adjusted EBITDA	$1,226	$(686)	$1,912	-278.7%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, from time to time, we use certain non-GAAP financial measures in evaluating and discussing the Company’s results and performance. We believe that these non-GAAP measures supplement the readers’ understanding of our financial performance by providing our stockholders and investors with additional information to evaluate our operating performance using criteria used by our management in evaluating our performance in comparison to prior results.

As presented in the tables above, Adjusted EBITDA excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure.

Below is reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net loss	$1,813	$91	$(1,273)	$(1,251)

Interest expense, net	279	8	711	(31)
Depreciation & amortization	523	177	1,230	546
Provision for income tax (benefit)	3	—	(1,165)	—
EBITDA	2,618	276	(497)	(736)

Share based compensation	197	46	642	237
Gain from change in derivative liability	(1,272)		814
(Income) Loss from operation of discontinued business	46	(136)	267	(187)

Adjusted EBITDA	$1,589	$186	$1,226	$(686)

Costs related to restatement activities and defense of stockholder lawsuits	65	306	287	595
Acquisition costs	529	—	1,467	—
Extinguishment of debt	—		1,420
One-time costs	594	306	3,174	595

Adjusted EBITDA excluding one-time cost	$2,183	$492	$4,400	$(91)

About Lime Energy Co.

Lime Energy is building a new energy future. As a leading national provider of energy efficiency for utilities’ small business customers, Lime Energy designs and implements direct install programs for its utility clients which have consistently exceeded program savings goals. Its award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction. This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three- and nine-month periods ended September 30, 2015, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR at www.sec.gov.

Conference Call Information

Lime Energy will host a conference call with investors today, November 12, 2015, at 4:30 p.m. ET to discuss these results which can be accessed as follows:

North America:  (866) 430-2032

International:  (704) 908-0415

Passcode:  65954948

A live audio webcast will be available through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com/investors/.

The webcast is also being distributed through the Thomson Reuters StreetEvents Network. Institutional investors can access the call via Thomson Reuters’ StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Mary Colleen Brennan

(201) 416-2575

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. You can identify these forward-looking statements by the use of words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such risk factors are incorporated herein by reference.